UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2012

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15867	77-0148231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2012, Cadence Design Systems, Inc. (“Cadence”) entered into a $250 million five-year senior secured revolving credit facility (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, certain subsidiaries of Cadence, as guarantors, and the other lenders party thereto.

Cadence and certain of its subsidiaries are guarantors of Cadence’s obligations under the Credit Agreement. Loans drawn under the Credit Agreement are secured by a first priority security interest in accounts receivable, all of the capital stock of domestic subsidiaries and 65% of the voting capital stock (and 100% of the non-voting capital stock) of first-tier foreign subsidiaries owned by Cadence and the guarantors.

Borrowings by Cadence under the Credit Agreement may be used to finance working capital, capital expenditures, mergers and acquisitions and other lawful purposes. The outstanding loans drawn under the Credit Agreement are payable on or before December 12, 2017.

Amounts outstanding under the Credit Agreement accrue interest at a rate equal to either (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”) plus a margin between 1.25% and 2.0% per annum depending on Cadence’s leverage ratio, or (ii) a fluctuating base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate and (c) BBA LIBOR plus 1.0%, plus a margin between 0.25% and 1.0% per annum, depending on Cadence’s leverage ratio. Interest is payable on the last day of each interest period selected by Cadence under the Credit Agreement and, in any event, at least quarterly. A commitment fee ranging from 0.20% to 0.375% on the daily average undrawn portion of revolving commitments under the Credit Agreement accrues and is payable quarterly in arrears.

The Credit Agreement contains customary negative covenants that, among other things, restrict Cadence’s ability to incur additional indebtedness, grant liens and make certain investments, asset dispositions and restricted payments. In addition, the Credit Agreement contains certain financial covenants that require Cadence to maintain a funded debt to EBITDA ratio not greater than 3 to 1, subject to certain exceptions from these restrictions. In addition, the Credit Agreement requires Cadence to maintain an EBITDA to interest charges ratio of at least 3 to 1.

A copy of the Credit Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.01	Credit Agreement, dated as of December 12, 2012, by and among Cadence Design Systems, Inc., certain subsidiaries of Cadence, Bank of America, N.A. and other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2012

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.01	Credit Agreement, dated as of December 12, 2012, by and among Cadence Design Systems, Inc., certain subsidiaries of Cadence, Bank of America, N.A. and other lenders party thereto.